Exhibit 99.1

Local Corporation Announces Preliminary Fourth Quarter 2014

Financial Results and Provides 2015 Guidance

IRVINE, Calif., Jan. 12, 2015 — Local Corporation (NASDAQ: LOCM), a leading local search and advertising technology company, announced preliminary financial results for its fourth quarter ended Dec. 31, 2014 and provided guidance for full year 2015.

Fourth quarter 2014 revenue is expected to be between $16.0 million and $16.5 million, below guidance given on Nov. 12, 2014 of $20 million to $23 million. Fourth quarter net loss is anticipated to be in the range of breakeven to $200,000 and Adjusted EBITDA* in the range of $100,000 to $300,000. Full year 2014 revenue is expected to be between $82.8 million and $83.3 million, compared with prior guidance of $87 million to $90 million. Full year 2014 net loss is expected to be in the range of $5.5 million to $5.7 million. Adjusted EBITDA* is expected to be in the range of $2.2 million to $2.4 million, in line with previous guidance of $2.0 million to $2.4 million. These preliminary financial results are subject to completion of the company’s customary quarterly closing and review procedures and audit by the company’s independent registered public accounting firm.

*	Adjusted EBITDA is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock-based compensation charges; gain or loss on derivatives’ revaluation; net income (loss) from discontinued operations; accrued lease liability/asset; and severance charges.

“While we are disappointed in our top-line results, we achieved our eighth consecutive quarter of positive Adjusted EBITDA,” said Local Corporation chairman and CEO, Fred Thiel. “In the fourth quarter, Network revenue increased. However, it was more than offset by a decrease in Owned and Operated (O&O) revenue, which was negatively impacted by changes in traffic sources and editorial requests from ad partners. This resulted in lower than anticipated traffic and monetization. We are adapting to these changes and expect O&O to trend positively in the first quarter, compared to the fourth quarter.”

Monthly unique visitors were 55 million in the fourth quarter, compared to 66 million in the third quarter of 2014 and 80 million in the fourth quarter of 2013. O&O properties, primarily driven by the company’s flagship site Local.com, delivered revenue per thousand visitors (RKV) of $154, which would have been seasonally comparable excluding the fourth quarter 2014 advertiser adjustment. RKV was $201 in the third quarter of 2014 and $178 in the fourth quarter of 2013.

“We are continuing to transform our business for long-term growth and focus on core initiatives to leverage our proprietary assets and diversify our revenue streams”, added Thiel. We are expanding our mobile search footprint with nQuery™, our private label mobile search solution that serves mobile carriers worldwide. Additionally, we are utilizing programmatic exchanges to further monetize our local audience of 200 million annual unique visitors to help advertisers capture the right audience on the right platform. These initiatives are supported by our advanced traffic quality solution, nTegrity™. In 2015, we anticipate our efforts will strengthen our business and grow revenue. Improved top-line results combined with cost reduction actions taken in the fourth quarter of 2014 are expected to improve annual Adjusted EBITDA profitability over the course of 2015.”

2015 Financial Guidance:

Revenue for 2015 is expected to be in the range of $82 million to $86 million. Adjusted EBITDA for 2015 is expected to be in the range of $3 million to $4 million, or between $0.13 per diluted share and $0.17 per diluted share, assuming diluted weighted average shares of 24 million and taking into account the dilutive effect of stock options and warrants.

Projected 2015 Adjusted EBITDA Factors:

•	Interest expense of $1.1 million

•	Income tax provision of $100,000

•	Depreciation expense of $4.5 million

•	Amortization expense of $150,000

•	Stock compensation expense of $600,000

•	Warrant and conversion option revaluation expense items are undeterminable, but may be significant non-cash gains or losses**

**	The valuation of the warrant liability and the conversion option liability is based in large part on the underlying price and volatility of the company’s common stock during the period. Since the company cannot predict this, the company cannot project the non-cash gain or loss in connection with these warrants and the conversion option, and therefore, cannot reasonably project its GAAP net income (loss). Therefore, the company cannot provide GAAP guidance, but does report GAAP results.

Fourth Quarter 2014 Conference Call Information

Chairman and CEO Fred Thiel and CFO Ken Cragun intend to host a conference call in early March.

About Local Corporation

Local Corporation (NASDAQ:LOCM) is a leading local search and advertising technology company that aggregates and curates the most relevant and rich personalized content and presents it to millions of consumers wherever and however they search for information, while providing significant reach and value to the company’s advertisers and partners. For more information, visit: http://www.localcorporation.com or visit the company’s flagship site: http://www.local.com.

Forward Looking Statements

This press release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Words or expressions such as ‘anticipate,’ ‘believe,’ ‘estimate,’ ‘plans,’ ‘expect,’ ‘intend,’ ‘project,’ ‘forecast,’ ‘potential,’ ‘feel’ and similar expressions and phrases are intended to identify such forward-looking statements. Any forward-looking statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including, but not limited to, our advertising partners paying less revenue per click and revenues to us for our search results, our ability to purchase advertising from third parties to drive users to our sites and consumers to the sites of our advertisers, including at a profit, our ability to retain a monetization partner for the Local.com domain and other web properties under our management that allows us to operate profitably, our ability to develop, market and operate our local-search technologies, our ability to maintain and grow the number of Network partner sites and the aggregate levels of user traffic from such Network partner sites while also maintaining the quality level of such traffic, our ability to market the Local.com domain as a destination for consumers seeking local-search results, our ability to adapt to policy and technological changes promulgated by our advertising partners and traffic acquisition partners, our ability to grow our business by enhancing our local-search services, the possibility that the information and estimates used to predict anticipated revenues and expenses associated with the businesses we may acquire are not accurate, difficulties executing integration strategies or achieving planned synergies with acquisitions, the possibility that integration costs and go-forward costs associated with the businesses we may acquire will be higher than anticipated, the possibility of impairment of assets associated with the businesses we have acquired, our ability to successfully expand our sales channels for new and existing products and services, our ability to increase the number of businesses that purchase our advertising products, our ability to expand our advertiser and distribution networks, our ability to integrate and effectively utilize our acquisitions’ technologies, our ability to develop our products and sales, marketing, finance and administrative functions and successfully integrate our expanded infrastructure, as well as our dependence on major advertisers, our ability to successfully assert our intellectual property rights, competitive factors and pricing pressures, changes in legal and regulatory requirements, and general economic conditions, and our ability to fund our operations from cash on hand, our existing credit facilities and any future credit facilities or equity sales. Any forward-looking statements reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this paragraph. Unless otherwise stated, all site traffic and usage statistics are from third-party service providers engaged by the company.

Our most recent Annual Report on Form 10-K, our Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss the foregoing risks as well as other important risk factors that could contribute to such differences or otherwise affect our business, results of operations and financial condition. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.

Non-GAAP Financial Measures

This press release includes the non-GAAP financial measures of “Adjusted EBITDA. Adjusted EBITDA is defined as net income (loss) excluding: provision for income taxes; interest and other income (expense), net; depreciation; amortization; stock based compensation charges; gain or loss on derivatives’ revaluation; net income (loss) from discontinued operations; accrued lease liability/asset; and severance charges. Adjusted EBITDA is reconciled to net income (loss), which we believe is the most comparable GAAP measure. Adjusted EBITDA, as defined above, is not a measurement under GAAP. A reconciliation of net income (loss) to Adjusted EBITDA is set forth at the end of this press release.

Management believes that Adjusted EBITDA provides useful information to investors about the company’s performance because it eliminates the effects of period-to-period changes in income from interest on the company’s cash, expense from the company’s financing transactions and the costs associated with income tax expense, capital investments, stock-based compensation expense, net income (loss) from discontinued operations, derivatives’ revaluation charges; accrued lease liability/asset; and severance charges which are not directly attributable to the underlying performance of the company’s business operations. Management uses Adjusted EBITDA in evaluating the overall performance of the company’s business operations.

A limitation of non-GAAP Adjusted EBITDA is that it excludes items that often have a material effect on the company’s net income (loss) and earnings per common share calculated in accordance with GAAP. Therefore, management compensates for this limitation by using Adjusted EBITDA in conjunction with net income (loss) and net income (loss) per share measures. The company believes that Adjusted EBITDA provides investors with an additional tool for evaluating the company’s core performance, which management uses in its own evaluation of overall performance, and as a base-line for assessing the future earnings potential of the company.

While the GAAP results are more complete, the company prefers to allow investors to have this supplemental metric since, with reconciliation to GAAP, it may provide greater insight into the company’s financial results. The non-GAAP measures should be viewed as a supplement to, and not as a substitute for, or superior to the GAAP measures.

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Investor Relations Contact:	Media Relations Contact:
LHA	Local Corporation
Kirsten Chapman, 415-433-3777	Cameron Triebwasser, 949-789-5223
local@lhai.com	ctriebwasser@local.com

LOCAL CORPORATION

RECONCILIATION OF EXPECTED GAAP NET INCOME (LOSS) TO EXPECTED ADJUSTED EBITDA

(in thousands, except per share amounts)

(Unaudited)

	Year Ended December 31 2014	Three Months Ended December 31, 2014
Expected GAAP net income (loss)	($5,700) - ($5,500)	($200) - $0

Less interest and other income (expense), net	2,200	500
Plus provision (benefit) for income taxes	100	—
Plus depreciation and amortization	4,600	1,100
Plus stock-compensation	800	200
Less revaluation of derivatives	(900)	(1,000)
Plus net income from discontinued operations	(700)	(700)
Plus severance charges	1,800	200

Expected Adjusted EBITDA	$2,200 - $2,400	$100 - $300

GAAP net income (loss) per diluted share	($0.25) - ($0.24)	($0.01) - $0.00
Adjusted EBITDA per diluted share	$0.09 - $0.10	$0.00 - $0.01

Diluted weighted average shares used for GAAP	23,200	23,200
Diluted weighted average shares used for Adjusted EBITDA per share	23,350	23,300

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